EXHIBIT 10.1

SUBLEASE BETWEEN
ORACLE AMERICA, INC.
AND
PEGASYSTEMS INC.
______________________________
ONE MAIN STREET,
CAMBRIDGE, MASSACHUSETTS
______________________________
Sixth (6th) Floor

EXHIBIT 10.1
SUBLEASE
THIS SUBLEASE (“Sublease”) is entered into as of March 31, 2021 (the “Effective Date”), by and between ORACLE AMERICA, INC., a Delaware corporation (“Sublandlord”), and PEGASYSTEMS INC., a Massachusetts corporation (“Subtenant”), with reference to the following facts:
A.Pursuant to that certain Lease dated as of April 12, 2006 (the “Original Lease”), as the same has been amended by that certain First Amendment to Lease dated as of May 7, 2007 (the “First Amendment”), by that certain Second Amendment to Lease dated as of December 14, 2009 (the “Second Amendment”), by that certain Third Amendment to Lease dated as of July 27, 2010 (the “Third Amendment”), by that certain Fourth Amendment to Lease dated as of October 29, 2012 (the “Fourth Amendment”), by that certain Fifth Amendment to Lease dated as of January 28, 2013 (the “Fifth Amendment”) and by that certain Sixth Amendment to Lease dated as of July 26, 2018 (the “Sixth Amendment”, and together with the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, the “Master Lease”) (a copy of the Master Lease is attached hereto as Schedule 1), RREEF AMERICA REIT II CORP, PPP, a Maryland corporation (“Landlord”), as Landlord, leases to Sublandlord (successor in interest to Art Technology Group, Inc.), as tenant, certain space (the “Master Lease Premises”) consisting of approximately 31,571 rentable square feet (“RSF”) on the sixth (6th) floor of the building located at One Main Street, Cambridge, Massachusetts (the “Building”).
B.Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, the entire Master Lease Premises, said space being more particularly identified and described on the floor plan attached hereto as Exhibit A and incorporated herein by reference (the “Subleased Premises”).
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:
1.Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises. Subtenant shall also have the right to use the lobbies, entrances, stairways, public elevators and other public portions of the Building on the terms and conditions set forth in the Master Lease.
2.Term.
(a)    Generally. The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the later to occur of the date that is thirty (30) days after (i) the date upon which Sublandlord delivers possession of the Subleased Premises to Subtenant in the condition required in Section 14(a) of this Sublease, which date shall be July 1, 2021, and (ii) the date upon which Sublandlord procures Landlord’s consent to this Sublease in a form reasonably satisfactory to Sublandlord and Subtenant (the “Consent”, and the date upon which Sublandlord procures the Consent being the “Consent Date”), and end on December 15, 2025 (the “Expiration Date”) (such thirty (30) day period prior to the Commencement Date being referred to herein as the “Early Access Period”), unless sooner terminated pursuant to any provision hereof. If the fully executed Consent is not obtained by May 15, 2021, Sublandlord or Subtenant may terminate this Sublease, but shall not be obligated to do so, and once such Consent is obtained, there shall be no further right to terminate this Sublease on account of the Consent. Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of Exhibit B attached hereto.
(b)    Adjustments. Notwithstanding the provisions of Section 2(a) above:
(i)    If, as of the date that Sublandlord would otherwise deliver possession of the Subleased Premises to Subtenant as described in Section 2(a) above, Subtenant has not delivered to Sublandlord (A) the prepaid Base Rent pursuant to the provisions of Section 3(a)(i) below, (B) the Security Deposit pursuant to the provisions of Section 4 below, and (C) evidence of Subtenant’s procurement of all insurance coverage required hereunder (the conditions in (A) through (C) are collectively referred to herein as the “Delivery Conditions”), then Sublandlord will have no obligation to deliver possession of the Subleased Premises to Subtenant, but the failure on the part of Sublandlord to so deliver possession of the Subleased Premises to Subtenant in such event will not serve to delay the occurrence of the Commencement Date and the commencement of Subtenant’s obligations to pay Rent (defined below) hereunder.

EXHIBIT 10.1
(ii)    Early Access Period. Notwithstanding anything herein to the contrary, Sublandlord shall permit Subtenant and Subtenant’s employees, agents and contractors to enter the Subleased Premises during the Early Access Period for the sole purpose of installing Subtenant’s personal property, furniture, fixtures and equipment and otherwise preparing the Subleased Premises for Subtenant’s use and occupancy, all subject to the terms, conditions and requirements of the Master Lease, provided that (A) this Sublease is fully executed by both Sublandlord and Subtenant prior to the Early Access Period; (B) Subtenant has satisfied the Delivery Conditions; and (C) Sublandlord and Subtenant have received the Consent prior to the Early Access Period. All of the rights and obligations of the parties under this Sublease (other than Subtenant’s obligation to pay Base Rent, but expressly including without limitation Subtenant’s obligation to pay excess utility charges and carry insurance, as well as Subtenant’s indemnification obligations) shall commence upon the Early Access Date. Subtenant shall coordinate any such entry with Sublandlord. Notwithstanding the foregoing, if Subtenant commences to conduct business in the Subleased Premises during the Early Access Period, Subtenant shall be obligated to pay Base Rent as of such date.
3.Rent.
(a)    Rent Payments.
(i)    Generally. Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term (“Base Rent”) the following:

Period	Rate Per RSF Per Annum	Monthly Base Rent
Months 1 - 12*	$71.00	$186,795.08
Months 13 - 24	$72.78	$191,464.96
Months 25 - 36	$74.59	$196,251.58
Months 37 - 48	$76.46	$201,157.87
Months 49 - Expiration Date	$78.37	$206,186.82
* Subject to abatement pursuant to Section 3(a)(ii) below.
Base Rent shall be paid in advance on the first day of each month of the Term, except that Subtenant shall pay one (1) month’s Base Rent (i.e., $186,795.08) to Sublandlord after execution of this Sublease and within two (2) business days of delivery of the fully executed Consent; said pre-paid Base Rent will be applied to the first (1st) month’s Base Rent due and payable hereunder following the Abatement Period (defined below). If the Term does not begin on the first day of a calendar month or end on the last day of a month, the Base Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by ACH/wire transfer to Sublandlord’s bank account and Sublandlord will provide such information to Subtenant on Rent invoices, or by regular bank check of Subtenant, to Sublandlord at the following address:
1001 Sunset Boulevard
Rocklin, California 95765
Attn: Lease Administration
or to such other persons or at such other places as Sublandlord may designate in writing.
(ii)    Abatement. Notwithstanding anything in Section 3(a)(i) above to the contrary, so long as Subtenant is not in Default (defined below) under this Sublease, Subtenant shall be entitled to an abatement of Base Rent for the first (1st) three (3) full calendar months of the Term (the “Abatement Period”); the Abatement Period will not include any partial calendar month immediately following the Commencement Date. The total amount of Base Rent abated during the Abatement Period in the amount of $560,385.25 is referred to herein as the “Abated Rent”. If Subtenant is in Default hereunder at any time during the Term, then (A) if such Default occurs prior to the expiration of the Abatement Period, there will be no further abatement of Base Rent pursuant to this Section 3(a)(ii), and (B) at Sublandlord’s option, if Sublandlord terminates Subtenant’s rights to possess the Subleased Premises due to the applicable Default, then all then-unamortized Abated Rent (assuming amortization of all Abated Rent on a straight-line basis over the Term) shall become due and payable within thirty (30) days following Sublandlord’s written request therefor. The payment by Subtenant of the Abated Rent in the event of a Default shall not limit or affect any of Sublandlord’s other rights, pursuant to this Sublease or at law or in equity. During the Abatement Period, only Base Rent shall be abated, and all other costs and charges specified in this Sublease shall remain as due and payable pursuant to the provisions of this Sublease

EXHIBIT 10.1
(b)    Operating Costs.
(i)    Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:
(A)“Additional Rent” shall mean the sums payable pursuant to Section 3(b)(ii) below.
(B)“Base Operating Costs” shall mean Operating Costs payable by Sublandlord to Landlord for the Master Lease Premises during the Base Year.
(C)“Base Year” shall mean the calendar year 2021.
(D)“Operating Costs” shall mean Expenses and Taxes (as each is defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.
(E)“Electricity Costs” shall mean Tenant’s Allocable Electricity Costs (as defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.
(F)“Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.
(G)“Subtenant’s Percentage Share” shall mean 100%.
(ii)    Electricity Costs. As provided in Section 13.1.1 of the Original Lease, Subtenant shall pay Sublandlord monthly Electricity Costs attributable to the Subleased Premises which amount shall be determined in accordance with the Master Lease.
(iii)    Payment of Additional Rent. In addition to the Base Rent payable pursuant to Section 3(a) above, from and after the expiration of the Base Year, for each calendar year of the Term, Subtenant shall pay, as Additional Rent, Subtenant’s Percentage Share of the amount by which Operating Costs payable by Sublandlord for the then current calendar year exceed Base Operating Costs. Sublandlord shall provide Subtenant with written notice of Sublandlord’s estimate of the amount of Additional Rent per month payable pursuant to this Section 3(b)(iii) for each calendar year after the Base Year promptly following the Sublandlord’s receipt of Landlord’s estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Section 3(b)(iii) shall be determined and adjusted in accordance with the provisions of Section 3(b)(iv) below.
(iv)    Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:
(A)    Delivery of Estimate; Payment.    Upon receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable under Section 3(b)(iii) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time), together with a copy of the statement received from Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.
(B)    Sublandlord’s Failure to Deliver Estimate. In the event Sublandlord’s notice set forth in Subsection 3(b)(iv)(A) is not given on or before December of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

EXHIBIT 10.1
(v)    Year End Reconciliation. Following the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made pursuant to Section 3(b) above for the calendar year just ended, together with a copy of any corresponding statement received by Sublandlord from Landlord (“Sublandlord’s Annual Statement”). If on the basis of such Sublandlord’s Annual Statement Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease is about to expire, promptly refund such excess to Subtenant. If on the basis of such Sublandlord’s Annual Statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the Sublandlord’s Annual Statement from Sublandlord to Subtenant.
(vi)    Reliance on Landlord’s Calculations. In calculating Operating Costs payable hereunder by Subtenant, Sublandlord shall have the right to rely upon the calculations of Landlord made in determining Expenses and Taxes and pursuant to the provisions of the Master Lease and as set forth in the relevant Landlord’s statement delivered to Sublandlord. Provided that Subtenant is not in Default and reasonably requests an audit of Landlord’s calculation of Expenses and/or Taxes, Sublandlord shall exercise Sublandlord’s audit right pursuant to Section 4.3 of the Original Lease, at Subtenant’s sole cost and expense, and Subtenant shall indemnify and hold Sublandlord harmless from and against any claims by Landlord related to such audit. In such case, Sublandlord shall deliver to Subtenant its pro rata share of any refunds received from Landlord after deducting audit costs to the extent Subtenant did not previously pay the initial amount to which the refund relates.
(vii)    Survival. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsection 3(b)(iv), and such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease.
(c)    Other Taxes Payable by Subtenant. In addition to payment of Operating Costs, Subtenant shall pay before delinquency any and all taxes levied or assessed and which become payable by subtenant (or directly or indirectly by Sublandlord) during the Term, whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net rental income of Sublandlord under this Sublease if and to the extent Sublandlord is responsible for the same under the Master Lease, including, without limitation, any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental payable hereunder; (ii) the value of Subtenant’s equipment, furniture, fixtures or other personal property located in the Subleased Premises; or (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Subtenant of the Subleased Premises or any portion thereof. Notwithstanding the foregoing, in no event shall Subtenant be required to pay (1) any taxes levied or assessed against Sublandlord (except as provided in subsection (i) above and to the extent such taxes are applicable to the Subleased Premises) or (2) taxes levied or assessed against the personal property of Sublandlord (other than the FF&E (as defined below)).
4.Security Deposit. After execution of this Sublease and within two (2) business days of the delivery of the fully executed Consent, Subtenant shall deposit with Sublandlord the sum of $206,186.82 (the “Security Deposit”). The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay Rent or other sums due hereunder, or otherwise is in breach with respect to any provisions of this Sublease, Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of any past due sum or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant’s breach, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, Subtenant shall within ten (10) days after demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Subtenant’s failure to do so shall be a material breach of this Sublease. If Subtenant performs all of Subtenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant (or, at Sublandlord’s option, to the last assignee, if any, of Subtenant’s interest hereunder) within sixty (60) days following the later to occur of (a) the expiration of the Term, and (b) Subtenant’s vacation from the Subleased Premises and completion of all removal, repair and restoration obligations. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit.
5.Use and Occupancy.

EXHIBIT 10.1
(a)    Use. The Subleased Premises shall be used and occupied only for general office use, training room, corporate briefing room and for no other use or purpose. To Sublandlord’s actual knowledge without duty of investigation, Sublandlord represents and warrants that there are no restrictions set forth in the Master Lease and/or by applicable law restricting the number of occupants who may use the Subleased Premises.
(b)    Compliance with Master Lease. Subtenant will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done, or omit to do, any act which may result in a violation of or a default under the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant will indemnify, defend, protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease (specifically excluding all Sublandlord’s performance obligations prior to the Commencement Date thereunder and rental and insurance obligations of Sublandlord thereunder) or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for, or the use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges).
(c)    Landlord’s Obligations. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease, including, without limitation, the services provided in Article 13 of the Original Lease, and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease, nor shall any representations or warranties made by Landlord under the Master Lease be deemed to have been made by Sublandlord. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life- safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall use good faith efforts, under the circumstances, to secure such performance upon Subtenant’s request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord; provided that in no event will this sentence be construed to require Sublandlord to commence any litigation, arbitration, judicial reference or other similar proceeding against Landlord. To the extent Sublandlord receives any abatement of Rent under the Master Lease that relates to the Subleased Premises, Subtenant’s Rent hereunder shall be abated by the same amount. With respect to services and repairs required to be effected by Landlord pursuant to the Master Lease, promptly following Sublandlord’s receipt of written notice from Subtenant identifying such repairs and/or services (“Repair Notice”), Sublandlord shall reasonably investigate Subtenant’s Repair Notice, and, if Sublandlord reasonably determines that Landlord is responsible for such repairs and/or services under the Master Lease, Sublandlord shall commence and diligently pursue to completion commercially reasonably efforts to cause Landlord to undertake appropriate corrective action. Sublandlord agrees to not unreasonably withhold its consent to any work or services requested by Subtenant of Landlord in or to the Subleased Premises, provided that Subtenant shall pay all costs and expenses with respect to such work or services to the extent payment is required under the Master Lease.
6.Master Lease and Sublease Terms.
(a)    Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. Additionally, Subtenant’s rights under this Sublease shall be subject to the terms of the Consent. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease (specifically excluding Sublandlord’s performance obligations prior to the Commencement Date thereunder and all rental and insurance obligations of Sublandlord thereunder).

EXHIBIT 10.1
(b)    Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant. Additionally, wherever in the Master Lease the word “Premises” is used it shall be deemed to mean the Subleased Premises. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease; provided, however, Subtenant’s indemnification obligations to Sublandlord shall only be as expressly provided in this Sublease. Any right of Landlord under the Master Lease (i) of access or inspection, (ii) to do work in the Master Lease Premises or in the Building, and (iii) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.
(c)    Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:
(i)    Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord. Sublandlord’s consent shall not be unreasonably withheld, delayed or conditioned to any request for which Landlord’s approval or consent has been obtained.
(ii)    Obligations Outside of Master Lease Premises. Sublandlord shall not be obligated to perform those obligations of Landlord which require access to areas outside of the Master Lease Premises or that are not permitted to be taken by Sublandlord pursuant to the terms of the Master Lease. For example, but not by way of limitation, Sublandlord shall not be obligated to perform Landlord’s obligations under the Master Lease to maintain the roof, foundations, slabs, structural elements, subfloors, exterior walls, drainage systems, or any electrical, plumbing, mechanical or life-safety equipment or systems, any common area or any other repair or maintenance obligations which are Landlord’s obligations under the Master Lease.
(iii)    Deliveries. In all provisions of the Master Lease requiring Sublandlord to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.
(iv)    Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain. Any rights of Subtenant to abatement of Rent shall be conditioned upon Sublandlord’s ability to abate rent for the Subleased Premises under the terms of the Master Lease.
(v)    Insurance. In all provisions of the Master Lease requiring Sublandlord to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy. Sublandlord shall have no obligation to maintain the insurance to be maintained by Landlord under the Master Lease.
(vi)    Representations and Warranties. Sublandlord shall not be deemed to have made or adopted as its own any representations or warranties made by Landlord in the Master Lease, except to the extent the relevant provision of the Master Lease is incorporated herein.
(vii)    Construction. Sublandlord shall have no obligation to construct or pay for any improvements unless and to the extent expressly set forth herein.
(viii)    Expansion/Extension Options. Whether or not set forth in the Master Lease, Subtenant shall have no rights to expand or reduce the RSF of the Subleased Premises, or any options to renew or extend the Term, or rights of first offer, rights of first refusal, or other preemptive rights under the Master Lease unless and to the extent expressly set forth herein.
(d)    Exclusions. Notwithstanding the terms of Section 6(b) above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease:

EXHIBIT 10.1
(i)    Original Lease: Sections 2.2, 2.3, Article 5, Section 6.1, last sentence of Section 6.2, reference to Exhibit B in Section 7.1, Article 14, Article 18 (except to the extent referenced by Sections 8 and 12.2), Article 27, Article 32, Article 33, Section 39.1.7, Article 40, Article 41, Exhibit A (except for A-1, A-2), Exhibit B and Exhibit C.
(ii)    First Amendment: All.
(iii)    Second Amendment: Sections 2 and 4 through 12, Exhibit A and Exhibit B
(iv)    Third Amendment: All.
(v)    Fourth Amendment: Sections 3 through 10, Section 14, Exhibit B and Exhibit C.
(vi)    Fifth Amendment: Sections 3 through 8, Section 11 and Exhibit B.
(vii)    Sixth Amendment: Only those references to the seventh (7th) floor of the Building which are not applicable to Subtenant.
7.Assignment and Subletting. Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises without the prior written consent of Landlord and Sublandlord, which consent of Sublandlord will not be unreasonably withheld, conditioned or delayed. Any request by Subtenant to assign and/or sublease shall be submitted by Sublandlord to Landlord promptly upon receipt of the same from Subtenant. Sublandlord shall respond to Subtenant’s request for consent to assign this Sublease or further sublet the Subleased Premises within thirty (30) days following receipt of such written request; provided, however, Sublandlord shall not be responsible for Landlord’s failure to timely respond to any request for consent. Additionally, any such assignment or sublease, if consented to by Sublandlord and Landlord, shall be subject to and in compliance with all of the terms and conditions of the Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under the Master Lease. Subtenant shall pay all fees and costs payable to Landlord pursuant to the Master Lease as well as all of Sublandlord’s reasonable out- of-pocket costs relating to any proposed assignment, sublease or transfer of the Subleased Premises regardless of whether any required consent is granted, and the effectiveness of any such consent shall be conditioned upon Landlord’s and Sublandlord’s receipt of all such fees and costs.
8.Default. Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease. It shall constitute a “Default” hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure (a) in the case of any monetary Default, three (3) business days after delivery of written notice and (b) in the case of any other Default, ten (10) business days after delivery of written notice.
9.Remedies. In the event of any Default hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if a default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative.
10.Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (a) ten percent (10%) per annum or (b) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.
11.Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.
12.Sublandlord’s Liability.

EXHIBIT 10.1
(a)    Limitation of Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (i) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease, (ii) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (iii) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s shareholders, directors, officers, or partners on account of any of Sublandlord’s obligations or actions under this Sublease. Similarly, except in connection with any holding over in the Subleased Premises by Subtenant beyond the expiration or sooner termination of this Sublease or Subtenant’s handling, use of or release of hazardous materials in or about the Subleased Premises, the liability of Subtenant to Sublandlord shall also be limited to actual, direct damages, and under no circumstances shall Sublandlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Subtenant (or otherwise be indemnified by Subtenant) for lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason. In the event of any assignment or transfer of the Sublandlord’s interest under this Sublease, which assignment or transfer may occur at any time during the Term in Sublandlord’s sole discretion, upon assuming in writing signed by the successor to Sublandlord relieving Sublandlord of all obligations under the Master Lease, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, provided that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any then existing Security Deposit to the transferee of Sublandlord’s interest under this Sublease, and upon acknowledgment by the transferee, Sublandlord shall be discharged from any further liability with respect thereto.
(b)    Sublandlord Default. Sublandlord shall be in default hereunder only if Sublandlord has not commenced and pursued with reasonable diligence the cure of any failure of Sublandlord to meet its obligations hereunder within twenty (20) business days after the receipt by Sublandlord of written notice from Subtenant. In no event shall Subtenant have the right to terminate or rescind this Sublease as a result of Sublandlord’s default as to any covenant or agreement contained in this Sublease. Subtenant hereby waives such remedies of termination and rescission and hereby agrees that Subtenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction.
13.Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in a final, unappealable action shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorneys’ fees and costs from the other party. Without limiting the generality of the foregoing, if Sublandlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Subtenant or in connection with any other breach of this Sublease by Subtenant, Subtenant agrees to pay Sublandlord reasonable actual attorneys’ fees as determined by Sublandlord for such services, irrespective of whether any legal action may be commenced or filed by Sublandlord.
14.Delivery of Possession.

EXHIBIT 10.1
(a)    Generally. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in broom clean condition, but otherwise in its “AS IS” condition as the Subleased Premises exists on the Effective Date. Sublandlord represents and warrants to Subtenant that to Sublandlord’s actual knowledge the Building systems (including HVAC, electrical, mechanical and plumbing) serving the Subleased Premises are in good working order and repair and have a useful life for at least the length of the Term. The current rate for overtime HVAC is $2.00 per hour per heat pump serving the Subleased Premises with a minimum of $30.00. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment other than the FF&E, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. In entering into this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall, subject to the terms of this Sublease, deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the commencement of the Term, reasonable wear and tear excepted and damage by casualty, Landlord and/or Sublandlord excepted. Subtenant acknowledges that Subtenant shall, at Landlord’s election, provided such election is made at the time of approval of the same if and to the extent that Landlord agrees to the same in the Consent to this Sublease, remove from the Subleased Premises some or all of the Subtenant Improvements (defined below) constructed therein by Subtenant. Additionally, at Subtenant’s cost, Subtenant will, subject to and in accordance with the terms of this Sublease, remove all new telecommunications and data cabling installed by or for the benefit of Subtenant following the Effective Date of this Sublease; provided, however, in the event that Subtenant fails to surrender possession of the Subleased Premises upon the expiration or earlier termination of this Sublease, then Subtenant shall be responsible for the removal of all telecommunications and data cabling located in the Subleased Premises if and to the extent required under the Master Lease or by Master Landlord.
(b)    Subtenant’s Improvements; Removal and Restoration.
(i)    Generally. If Subtenant desires to construct improvements within the Subleased Premises (“Subtenant Improvements”), all Subtenant Improvements shall be carried out in accordance with the applicable provisions of the Master Lease. Sublandlord will have the right to approve the plans and specifications for any proposed Subtenant Improvements, as well as any contractors whom Subtenant proposes to retain to perform such work, which approval shall not be unreasonably withheld, conditioned or delayed by Sublandlord. Subtenant will submit all such information for Sublandlord’s review and written approval prior to commencement of any such work; Sublandlord will promptly upon receipt submit such plans to Landlord for review and approval. Subtenant will be responsible for any fee or cost imposed only by Landlord and as specifically set forth in the Master Lease in connection with any review or approval of Subtenant Improvements which Subtenant proposes to construct, regardless of whether such work is approved by Landlord or Sublandlord. Sublandlord shall not charge Subtenant for any processing, supervision, oversight or management fee associated with any Subtenant Improvements, provided Subtenant will remain responsible for any similar costs and/or construction supervision/management fees imposed by Landlord. Subtenant expressly acknowledges that so long as Subtenant is not in Default only Landlord may require Subtenant to remove some or all of the Subtenant Improvements at the expiration or sooner termination of the Term in accordance with the provisions of the Master Lease as incorporated herein by reference and provided such election is made at the time of approval of the same if and to the extent that Landlord agrees to the same in the Consent to this Sublease. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord a reproducible copy of “as built” drawings of such work together with a CAD file of the “as-built” drawings in the then-current version of AutoCad. Sublandlord is entering into this Sublease with the understanding that Subtenant intends to construct a corporate briefing center/training room within the Subleased Premises, which construction shall be in accordance with the terms and conditions of this Sublease and the Master Lease, and will consent so long as Landlord approves of the same and will use commercially reasonable efforts to work with Subtenant to obtain, prior to mutual execution of this Sublease, approval of the same by Landlord.
(ii)    Code-Required Work. If the performance of any Subtenant Improvements or other work by Subtenant within the Subleased Premises “triggers” a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrade or improvements.

EXHIBIT 10.1
(iii)    Restoration. Subtenant shall be responsible for any required removal/restoration of all Subtenant Improvements (only if and to the extent required by Landlord at the time of approval of the Subtenant Improvements if and to the extent that Landlord agrees to the same in the Consent) in accordance with the terms of the Master Lease, including without limitation those requirements set forth in Articles 7 and 26 of the Original Lease.
15.Surrender; Holding Over.
(a)    Subtenant shall be responsible for all restoration and removal obligations relating to the Subleased Premises if and to the extent required by Landlord; provided, however, that Subtenant shall not be liable or responsible for removing any alterations or improvements installed by or on behalf of Sublandlord prior to the Commencement Date. Subtenant will surrender the Subleased Premises to Sublandlord upon the expiration or sooner termination of this Sublease in accordance with the terms of the Master Lease, in broom-clean condition, free of Subtenant’s personal property, furniture, fixtures and equipment and the FF&E (subject to the terms of Section 19 below) located in the Subleased Premises, with any damage caused by Subtenant’s removal of such items repaired to Sublandlord’s reasonable satisfaction and at Subtenant’s sole cost and expense.
(b)    If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant or to Landlord, as the case may be, or to perform improvements for a new subtenant, as a result of Subtenant’s holdover, Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant’s holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises.
16.Parking. During the Term and subject to the terms of the Master Lease, Subtenant shall be allocated eighteen (18) parking spaces on a must-take basis. Subtenant shall be responsible for the costs associated with such parking spaces at the Building’s prevailing monthly rate and shall pay the same directly to Landlord. Subtenant shall have the right to directly request additional parking spaces from Landlord. The current rate for each parking space is $375.00.
17.Signage. Subject to the terms of the Master Lease and Landlord’s approval, Subtenant, at Subtenant’s sole cost, shall have the right to Building directory signage and Building standard signage at the entrance to the Subleased Premises.
18.Notices. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:
Oracle America, Inc.
c/o Oracle Corporation 1001 Sunset Boulevard
Rocklin, California 95765
Attn:    Lease Administration
with a copy to:
Oracle America, Inc.
c/o Oracle Corporation 500 Oracle Parkway Box 5OP7
Redwood Shores, California 94065
Attn:    Legal Department
and (ii) if to Subtenant, at the following address:
Pegasystems Inc.
One Rogers Street
Cambridge, Massachusetts 02142
Attn:    General Counsel

EXHIBIT 10.1
with a copy to:
Pegasystems Inc. One Rogers Street
Cambridge, Massachusetts 02142
Attn:    Vice President of Real Estate and Facilities
or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.
19.FF&E. Subject to the terms of this Section 19, effective as of the Commencement Date (the “FF&E Transfer Date”) all of Sublandlord’s right, title and interest in and to the existing fixtures, equipment and modular and office furniture located in the Subleased Premises and described in more particular detail on Exhibit C attached hereto, as well as all equipment and data cabling associated therewith (collectively, the “FF&E”), shall automatically be transferred to Subtenant. Sublandlord shall deliver the FF&E in good working order and Subtenant shall accept the FF&E in such current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises). For purposes of documenting the current condition of the FF&E, Subtenant may, prior to the Commencement Date, conduct a walk-through of the Subleased Premises in order to inventory items of damage or disrepair and shall provide good faith corrective comments to the inventory attached to Exhibit C in writing to Sublandlord within fifteen (15) days following the Effective Date of this Sublease, and after the expiration of such fifteen (15) day period, Subtenant shall be deemed to have approved and accepted the FF&E. The FF&E shall be transferred to Subtenant on an “as is” basis with no representation or warranty of any kind from, and no recourse against, Sublandlord; provided, however, that Sublandlord represents and warrants as of the FF&E Transfer Date that it owns all of the FF&E free and clear of all liens and encumbrances and has the authority to so transfer the FF&E. Subtenant shall be solely responsible for the proper removal of the FF&E from the Subleased Premises and the Building in accordance with the terms and provisions of the Master Lease. The transfer of ownership of the FF&E shall occur automatically on the FF&E Transfer Date and this Sublease shall constitute a bill of sale evidencing the transfer of the FF&E on the FF&E Transfer Date. Notwithstanding the foregoing provisions of this Section 19 to the contrary, if during the Term Subtenant is in Default hereunder and if Sublandlord terminates Subtenant’s rights to possess the Subleased Premises due to the applicable Default, then at Sublandlord’s election, the prior transfer of all of Sublandlord’s right, title and interest in and to the FF&E shall be voidable by Sublandlord upon written notice to such effect delivered to Subtenant. If Sublandlord so elects to void such transfer, then Sublandlord shall provide notice of such election to Subtenant. In such event, (a) prior to or promptly following the expiration or earlier termination of this Sublease, Sublandlord shall conduct a walk-through of the Subleased Premises to catalog any items of damage, disrepair, misuse or loss among the FF&E (reasonable wear and tear excepted), and (b) Subtenant shall be responsible, at Subtenant’s sole cost and expense, for curing any such items (including, with respect to loss, replacing any lost item with a substantially similar new item reasonably acceptable to Sublandlord).
20.Brokers. Subtenant represents that it has dealt directly with and only with T3 Advisors (“Subtenant’s Broker”), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with Avison Young (“Sublandlord’s Broker”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant’s Broker and Sublandlord’s Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant’s Broker and Sublandlord’s Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.
21.Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.
22.Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any

EXHIBIT 10.1
presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.
23.USA Patriot Act Disclosures. To the best of Subtenant’s knowledge, Subtenant is currently in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 23, such statement shall not include (x) any shareholder of Subtenant, (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Subtenant or the holder of any direct or indirect interest in Subtenant.
24.Authority of Parties. Each party represents and warrants (a) that it is a valid existing corporation or limited liability company qualified to do business in the Commonwealth of Massachusetts and (b) that it has the power and authority to execute and deliver this Sublease and perform its obligations thereunder.
25.Time of the Essence. Time is of the essence of each provision of this Sublease.
26.Master Lease. Sublandlord is not now, and as of the Commencement Date will not be, in default or breach of any of the provisions of the Master and Sublandlord has no knowledge of any claim by Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease. Sublandlord shall comply with the terms of the Master Lease, except to the extent such non-compliance is due to the act or omissions of Subtenant or Subtenant’s default under this Sublease, and shall promptly upon receipt provide to Subtenant all notices with respect to the Subleased Premises it receives from Landlord. From and after the Effective Date, Sublandlord shall not take or permit to be taken, any action which violates any provisions of the Master Lease or would cause the Master Lease to be voluntarily canceled, terminated or forfeited. Sublandlord will not (a) terminate the Master Lease, except in connection with the casualty or condemnation provisions or in connection with any express termination right set forth in the Master Lease or (b) modify or amend the Master Lease during the Term of this Sublease in a manner that would materially and adversely affect this Sublease or Subtenant’s rights and privileges under this Sublease.
27.Covenant of Quiet Enjoyment. Sublandlord covenants that for so long as Subtenant makes timely payment of the Rent due under this Sublease and timely performs all of Subtenant’s other obligations under this Sublease, Subtenant may peaceably and quietly have, hold and enjoy the Subleased Premises without molestation or interference from Sublandlord or anyone claiming by, through or under Sublandlord throughout the Term (until and unless terminated) of this Sublease, subject to the other provisions of this Sublease and the Master Lease.
28.Counterparts. This Sublease may be executed in multiple counterparts, each of which is deemed an original but which together constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all of the parties hereto. This Sublease may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Sublease signed by the other party to the same extent as if such party had received an original counterpart.
[Signatures appear on the following page(s)]

EXHIBIT 10.1
IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the Effective Date.

SUBLANDLORD:	ORACLE AMERICA, INC.,
a Delaware corporation

By:	/s/ Michelle Myer
Print Name:	Michelle Myer
Title:	Vice President, Americas Real Estate & Facilities

SUBTENANT:	PEGASYSTEMS INC.,
a Massachusetts corporation

By:	/s/ Ken Stillwell
Print Name:	Ken Stillwell
Title:	COO and CFO